Filed pursuant to Rule 424(b)(3)

Registration No. 333-268103

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 8, 2022)

PROMIS NEUROSCIENCES INC.

Up to 1,383,755 Common Shares Underlying Units

Up to 345,939 Common Shares Underlying Warrants

This Prospectus Supplement No. 10 (this “Prospectus Supplement”) amends and supplements the Prospectus dated November 8, 2022 (the “Prospectus”) of ProMIS Neurosciences Inc. (the “Company”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-268103) (our “Registration Statement”). This Prospectus Supplement is being filed to amend and supplement the information included or incorporated by reference in the Prospectus with the information contained in this Prospectus Supplement. The Prospectus and this Prospectus Supplement relate to the resale by the selling security holders named in the Prospectus (the “Selling Shareholders”) of up to an aggregate of 1,729,694 of our common shares, no par value (“common shares”), which consists of (i) up to 1,383,755 common shares that are issuable to certain of the Selling Shareholders that are party to the Unit Purchase Agreement, dated October 11, 2022 (the “Unit Purchase Agreement”); and (ii) up to 345,939 common shares that are issuable to certain of the Selling Shareholders that are party to the Unit Purchase Agreement upon the exercise of warrants to purchase our common shares that we issued to Selling Shareholders in a private placement that closed in connection with the Unit Purchase Agreement.

This Prospectus Supplement includes information from our Current Report on Form 8-K filed on July 14, 2023 reporting the Company’s continuance from a corporation incorporated under the Canada Business Corporations Act into the Province of Ontario under the Business Corporations Act (Ontario).

This Prospectus Supplement should be read in conjunction with the Prospectus that was previously filed, except to the extent that the information in this Prospectus Supplement updates and supersedes the information contained in the Prospectus.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 12 of the Prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”), nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is July 14, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2023

PROMIS NEUROSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada	001-41429	98-0647155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 1920 Yonge Street, Toronto, Ontario	M4S 3E2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 847-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	PMN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.Material Modification to Rights of Security Holders.

The Continuance

On July 13, 2023, ProMIS Neurosciences Inc. (the “Company”) continued its existence from a corporation incorporated under the Canada Business Corporations Act (“CBCA”) into the Province of Ontario under the Business Corporations Act (Ontario) (the “OBCA”) (the “Continuance”). The Continuance was approved by the Company’s shareholders at the Company’s 2023 Annual Meeting of Shareholders held on June 29, 2023.

Effects of the Continuance

Upon receipt of the Certificate of Continuance, the Company became subject to the OBCA as if it had been incorporated under the OBCA and upon receipt of the Certificate of Discontinuance, the CBCA ceased to apply to the Company, thereby completing the Continuance. The Continuance did not create a new legal entity, affect the continuity of the Company or result in a change in its business. However, the Continuance affected certain rights of shareholders as they currently exist under the CBCA and the Company’s existing articles and by-laws. Set out below under “— Comparison of CBCA and OBCA” is a summary of some of the key differences in corporate law between the CBCA and OBCA.

The OBCA provides when a foreign corporation continues under such legislation:

●	the company possesses all the property, rights, privileges and franchises and is subject to all the liabilities, including civil, criminal and quasi-criminal, and all contracts, disabilities and debts of the foreign corporation;
●	a conviction against, or ruling, order or judgment in favor of or against, the foreign corporation may be enforced by or against the company; and
●	the company shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against the foreign corporation.

The Continuance did not affect the Company’s status as a listed company on the Toronto Stock Exchange or the Nasdaq, nor as a reporting issuer under the securities legislation of any jurisdiction in Canada or as a registrant in the United States and the Company remains subject to their respective requirements.

As of the effective date of the Continuance, the Company’s current constating documents — its articles and by-laws under the CBCA — were replaced with articles and by-laws under the OBCA, the legal domicile of the Company is the Province of Ontario and the Company is no longer subject to the provisions of the CBCA.

Certain rights of the Company’s shareholders were also changed as a result of the Continuance, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 1, 2023 (the “2023 Proxy Statement”), under the section entitled “Proposal 3 – Continuance Into Ontario,” which description is incorporated herein by reference.

The Continuance did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements continue to be rights and obligations of the Company after the Continuance. The Continuance did not result in any change in headquarters, business, jobs, management, number of employees, assets, liabilities or net worth of the Company.

Comparison of CBCA and OBCA

The Company is now governed by the OBCA. The provisions of the OBCA dealing with shareholder rights and protections are generally comparable to those contained in the CBCA. The Company shareholders will not lose or gain any significant rights or protections as a result of the Continuance. The following is a summary comparison of certain provisions of the OBCA and the CBCA. This summary is not intended to be exhaustive and is qualified in its entirety by the full provisions of the CBCA and OBCA, as applicable.

Charter Documents

There are no significant differences between the CBCA and the OBCA with respect to the charter documents for companies governed by those statutes. The foregoing descriptions of the charter documents do not purport to be complete and are qualified in their entirety by reference to the full text of the Articles and By-Laws under the OBCA, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Shareholder Proposals and Shareholder Requisitions

Both statutes provide for shareholder proposals. Under the CBCA, a shareholder entitled to vote at a meeting of shareholders may (i) submit notice of a proposal to the corporation, and (ii) discuss at the meeting any matter in respect of which such shareholder would have been entitled to submit a proposal. The registered or beneficial shareholder must either: (i) have owned for at least six months not less than 1% of the total number of voting shares or voting shares with a fair market value of at least $2,000, or (ii) have the support of persons who, in the aggregate, have owned for at least six months not less than 1% of the total number of voting shares or voting shares with a fair market value of at least $2,000.

Under the OBCA, proposals may be submitted by both registered and beneficial shareholders who are entitled to vote at a meeting of shareholders. Each statute contains certain requirements with respect to, among other things, the content, timing and delivery of proposals. Moreover, each statute includes provisions which allow a corporation to refuse to process a proposal in similar circumstances. Both statutes provide that holders of not less than 5% of the outstanding voting shares may requisition a meeting of shareholders, and permit the requisitioning registered shareholder to call the meeting where the board of directors of the company does not do so within the 21 days following the company’s receipt of the shareholder meeting requisition.

Rights of Dissent and Appraisal

The OBCA provides that shareholders, including beneficial holders, who dissent to certain actions being taken by a company may exercise a right of dissent and require the company to purchase the shares held by such shareholder at the fair value of such shares. The dissent right is available to shareholders, whether or not their shares carry the right to vote, where the company proposes to:

●	amend its articles to add, remove or change any provisions restricting or constraining the issue, transfer or ownership of shares of that class;
●	amend its articles to add, remove or change any restriction upon the business or businesses that the company may carry on;
●	amalgamate with another company (other than for vertical or horizontal short-form amalgamations);
●	be continued under the laws of another jurisdiction;
●	sell, lease or exchange all or substantially all its property; or
●	carry out a going-private transaction.

The CBCA contains a similar dissent remedy, provided however, that in addition to the foregoing, the CBCA expressly provides for dissent rights with respect to a squeeze-out transaction. Under the CBCA and OBCA, the dissenting shareholder must generally send notice of dissent at or before the resolution being passed.

Oppression Remedy

Under both the CBCA and the OBCA, a shareholder, beneficial shareholder, former shareholder or beneficial shareholder, director, former director, officer or former officer of a corporation or any of its affiliates, or any other person who, in the discretion of a court, is a proper person to seek an oppression remedy, and in the case of offering corporation under the OBCA, the Ontario Securities Commission, may apply to a court for an order to rectify the matters complained of where, in respect of a company or any of its affiliates, any act or omission of a company or its affiliates effects a result, the business or affairs of a company or its affiliates are or have been exercised in a manner that is oppressive or unfairly prejudicial to, or that unfairly disregards the interest of, any security holder, creditor, director or officer. The OBCA allows a court to grant relief where a prejudicial effect to the shareholder is merely threatened, whereas the CBCA only allows a court to grant relief if the effect actually exists (that is, it must be more than merely threatened). Under the CBCA, such remedy is also available to the CBCA Director appointed under Section 260 of the CBCA.

Shareholder Derivative Actions

A broad right to bring a derivative action is contained in each of the CBCA and the OBCA and this right extends to officers, former shareholders, directors or officers of a company or its affiliates, and any person who, in the discretion of the court, is a proper person to make an application to court to bring a derivative action. In addition, both statutes permit derivative actions to be commenced in the name and on behalf of a company or any of its subsidiaries. Under the CBCA and OBCA, a condition precedent to a complainant bringing a derivative action is that the complainant has given at least 14 days’ notice to the directors of the corporation of the complainant’s intention to make an application to the court to bring such a derivative action. However, under the OBCA, a complainant is not required to give notice to the directors of the corporation of the complainant’s intention to make an application to the court to bring a derivative action if all of the directors of the corporation are defendants in the action. Under the CBCA, the CBCA Director appointed under Section 260 of the CBCA may also commence a derivative action.

Residency Requirements for Directors

Under the CBCA, at least one-quarter of the directors must be resident Canadians, unless the corporation has less than four directors, in which case at least one director must be a resident Canadian. Subject to certain exceptions, an individual must be a Canadian citizen or permanent resident ordinarily resident in Canada to be considered a resident Canadian under the CBCA. The OBCA does not have a residency requirement.

Independent Directors

Under the OBCA, at least one-third of the members of the board of directors cannot be officers or employees of the company or its affiliates. Under the CBCA, the requirement is that at least two of the directors cannot be officers or employees of the company or its affiliates. The Company is also subject to applicable securities law and stock exchange requirements with respect to director independence.

Notice-and-Access

Both statutes permit the use of the notice-and-access delivery system (“Notice-and-Access”) under National Instrument 51-102 — Continuous Disclosure Obligations and National Instrument 54-101 —  Communication with Beneficial Owners of Securities of Reporting Issuer. However, the CBCA currently requires companies to seek exemptive relief from the CBCA Director under Sections 151(1) and 156 of the CBCA, which exempt a company from the requirement to send a proxy circular to shareholders, duties related to intermediaries and the requirement to send annual financial statements to shareholders in order to use Notice-and-Access. Under the OBCA, companies are not required to obtain such exemptive relief in order to use Notice-and-Access.

Place of Meetings

Under the OBCA, subject to the articles of the corporation, and any unanimous shareholders agreement, a shareholders’ meeting may be held in or outside Ontario (including outside Canada) as determined by the directors, or in the absence of such a determination, at the place where the registered office of the corporation is located. Subject to certain exceptions, the CBCA provides that meetings of shareholders shall be held at the place within Canada provided in the by-laws or, in the absence of such provision, at the place within Canada that the directors determine. A meeting may be held outside Canada if the place is specified in the articles or all the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place. Virtual or hybrid shareholder meetings, which are comprised of both an in-person and virtual element, are both permitted under the OBCA and CBCA, unless the articles or by-laws of a company state otherwise.

Constitutional Jurisdiction

Other significant differences in the statutes arise from the differences in the constitutional jurisdiction of the federal and provincial governments. For example, a CBCA corporation has the capacity to carry on business throughout Canada as a right. An OBCA company is only allowed to carry on business in another province where that other province allows it to register to do so. A CBCA corporation is subject to provincial laws of general application, but a province cannot pass laws directed specifically at restricting a CBCA corporation’s ability to carry on business in that province. If another province so chooses, however, it can restrict an OBCA company’s ability to carry on business within that province. Also, a CBCA corporation will not have to change its name if it wants to do business in a province where there is already a corporation with a similar name, whereas an OBCA company may not be allowed to use its name in that other province if that name, or a similar one, is already in use.

Registered Office

Under the OBCA, the registered office must be situated in Ontario and may be relocated to a different municipality within Ontario by special resolution of the shareholders or relocated within the same municipality by resolution of the directors. Under the CBCA, the registered office must be in the province specified in the articles and may be relocated to a different province by special resolution of the shareholders or relocated within the same province by resolution of the directors.

Short Selling

Under the CBCA, insiders of a corporation are prohibited from short selling any securities of the corporation unless the insider selling the securities owns or has fully paid for the securities being sold. The OBCA does not contain a similar prohibition.

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Continuance of ProMIS Neurosciences Inc. (filed herewith)

3.2	Amended and Restated By-law No. 1 of ProMIS Neurosciences Inc. (filed herewith)

3.3	Amended and Restated By-law No. 2 of ProMIS Neurosciences Inc. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

13
PROMIS NEUROSCIENCES INC.

Date: July 14, 2023	By:	/s/ Gail Farfel
Name: Gail Farfel
Title: Chief Executive Officer

BCA - Articles of Continuance - PROMIS NEUROSCIENCES INC. - OCN:1678696 - July 13, 2023

Ministry of Public and Business Service Delivery

Articles of Continuance

Business Corporations Act

1.Corporation Name

PROMIS NEUROSCIENCES INC.

2.Date of Incorporation/Amalgamation

September 21, 2005

3.Name of jurisdiction the corporation is leaving

Canada - Federal

4.The continuance was authorized by home jurisdiction on

June 29, 2023

5.The corporation is continued in Ontario under the name

PROMIS NEUROSCIENCES INC.

6.Registered Office Address

181 Bay Street, 4400, Toronto, Ontario, Canada, M5J 2T3

7.Number of Directors

Minimum/Maximum	Min 3 / Max 10

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.
Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery	Page 1 of 7

BCA - Articles of Continuance - PROMIS NEUROSCIENCES INC. - OCN:1678696 - July 13, 2023

8.The director(s) is/are:

Full Name	NEIL CASHMAN
Address for Service	1920 Yonge Street, 200, Toronto, Ontario, Canada, M4S 3E2

Full Name	GAIL FARFEL
Address for Service	1920 Yonge Street, 200, Toronto, Ontario, Canada, M4S 3E2

Full Name	PATRICK D. KIRWIN
Address for Service	1920 Yonge Street, 200, Toronto, Ontario, Canada, M4S 3E2

Full Name	JOSH MANDEL-BREHM
Address for Service	1920 Yonge Street, 200, Toronto, Ontario, Canada, M4S 3E2

Full Name	MAGGIE SHAFMASTER
Address for Service	1920 Yonge Street, 200, Toronto, Ontario, Canada, M4S 3E2

Full Name	NEIL WARMA
Address for Service	1920 Yonge Street, 200, Toronto, Ontario, Canada, M4S 3E2

Full Name	EUGENE WILLIAMS
Address for Service	1920 Yonge Street, 200, Toronto, Ontario, Canada, M4S 3E2

Full Name	WILLIAM WYMAN
Address for Service	1920 Yonge Street, 200, Toronto, Ontario, Canada, M4S 3E2

9.Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. If none, enter “None”:

None.

10.The classes and any maximum number of shares that the corporation is authorized to issue:

The Corporation shall be authorized to issue the following number and classes of shares: (i) an unlimited number of Common Shares; (ii) an unlimited number of Preferred Shares, issuable in series; and (iii) 70,000,000 Series 1 Preferred Shares.

11.Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors’ authority with respect to any class of shares which may be issued in series. If there is only one class of shares, enter “Not Applicable”:

1. The rights, privileges, restrictions and conditions of the Common shares are as follows: 1.1 Voting The holders of the Common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each Common share held at all meetings of the shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series; 1.2 Dividends.

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.
Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery	Page 2 of 7

BCA - Articles of Continuance - PROMIS NEUROSCIENCES INC. - OCN:1678696 - July 13, 2023

The holders of Common shares shall be entitled to receive out of all profits or surplus available for dividends, any dividend de- clared by the Corporation on the Common shares; and 1.3 Participation or Liquidation. In the event of the liquidation, dissolution or winding up of the Corporation or any distribution of its assets for the purpose of winding up its affairs, after the payment of dividends declared but unpaid, the holders of Common shares shall be entitled pari passu to receive any remaining property of the Corporation, subject to any rights of the holders of Preferred shares. 2. The rights, privileges, restrictions and conditions of the Preferred shares are as follows: 2.1 One or More Series. The directors may issue Preferred shares in one or more series; 2.2 Creation or Deletion of Series. The directors may alter by resolution the Articles of the Corporation or, if applicable, the By-Laws of the Corporation to fix or change the number of shares in, and to determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of Preferred shares; 2.3 Voting. The directors may confer on the holders of any series of Preferred shares the right to notice of or to be present or to vote, either in person or by proxy, at any general meeting of the shareholders of the Corporation other than a separate meeting of the holders of the Preferred shares, or of the holders of shares of a series of the Preferred shares, as the case may be; 2.4 Dividends. The special rights or restrictions which the directors may create, define or attach to any series of Preferred shares may allow the directors to declare dividends with respect to the Common shares only or with respect to any series of Preferred shares only or with respect to any combination of two or more such classes or series of classes; 2.5 If Series Entitled to Cumulative Dividend. Where the Preferred shares or one or more series of Preferred shares are entitled to cumulative dividends, and where cumulative dividends in respect of the Preferred shares or a series of Preferred shares are not paid in full, the shares of all series of Preferred shares entitled to cumulative dividends shall participate rateably in respect of accumulated dividends in accordance with the amounts that would be payable on those shares if all the accumulated dividends were paid in full; 2.6 All Series of Preferred Shares Participate Rateably on Winding-Up. Where amounts payable on a winding-up are not paid in full or on the occurrence of any other event where the holders of the shares of all series of Preferred shares are entitled to a return of capital but are not paid in full, the shares of all series of Preferred shares shall participate rateably in a return of capital in respect of Preferred shares in accordance with the amounts that would be pay- able on the return of capital if all amounts so payable were paid in full; 2.7 No Priority. No special rights or restrictions attached to a series of Preferred shares shall confer on the series priority over another series of Preferred shares then outstanding re- specting: 2.7.1 dividends, or 2.7.2 a return of capital: 2.7.2.1 on winding-up; or 2.7.2.2 on the occurrence of another event that would result in the holders of all series of Preferred shares being entitled to a return of capital; 2.8 Special Rights and Restrictions of Issued Series. A directors’ resolution pursuant to paragraph 2.2 above must be passed before the issue of shares of the series to which the resolution relates, and after the issue of shares of that series the number of shares in, the designation of, and the special rights and restrictions attached to that series may be added to, altered, varied or abrogated only in accordance with the Business Corporations Act (Ontario), and the directors shall send to the Director articles of amendment in the prescribed form; and 2.9 Priority on Liquidation. Except as provided herein, in the event of the liquidation, dissolution or winding-up of the Cor- poration or any distribution of its assets for the purpose of winding-up its affairs, after the payment of dividends declared but unpaid, the holders of the Preferred shares shall be entitled pari passu to be paid such amount as the special rights and restric- tions attaching to such shares shall provide, or in the absence of any express provision with respect thereto, the amount of cap- ital paid up in respect thereof per share for each Preferred share held by them, out of the assets of the Corporation in prefer- ence to and with priority over any payment or distribution of any capital asset or monies among the holders of any Common shares of the Corporation. The foregoing provisions of these Articles shall apply to all Preferred shares except as expressly provided in the special rights and restrictions which the directors may create, define or attach to any series of Preferred shares.

3. The rights, privileges, restrictions and conditions of the Series 1 Preferred Shares are as follows: 3.1 Dividends. 3.1.1 The holders of the Series 1 Preferred Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when dividends are declared by the directors on the Common Shares out of moneys properly applicable to the payment of dividends, in such amount and in such form as the directors may from time to time determine. Dividends paid on Series 1 Pre- ferred Shares will be paid pro rata with dividends paid to holders of Common Shares. 3.2 Priority upon Liquidation. 3.2.1 Prefer- ential Payments to Holders of Series 1 Preferred Shares. In the event of any liquidation, dissolution or winding up of the Corpora- tion or any distribution of its assets for the purpose of winding up its affairs, the Series 1 Preferred Shares then outstanding shall be redeemed by the Corporation and the redemption price shall be satisfied out of the assets of the Corporation available for distribution, before any payment is made to the holders of Common Shares by reason of their ownership thereof. The redemp- tion price shall be US$0.10 per Series 1 Preferred Share. Upon satisfaction of the redemption price per Series 1 Preferred Share, holders of Series 1 Preferred Shares shall cease to have any rights with respect to remaining assets of the Corporation. 3.3 Op-

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.
Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery	Page 3 of 7

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tional Conversion. The holders of Series 1 Preferred Shares have conversion rights as follows (the “Conversion Rights”): 3.3.1 Right to Convert. 3.3.1.1 Conversion Ratio. Each Series 1 Preferred Share shall be convertible, at the option of its holder, at any time and from time to time, and without the payment of additional consideration by its holder, on the basis of one fully paid and non-assessable Common Share for each Series 1 Preferred Share. The conversion shall be subject to the adjustment as provided below. 3.3.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series 1 Preferred Shares; provided that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Section 3.2.1 to holders of Series 1 Preferred Shares as a result of the liquidation, dissolution or winding up of the Corporation. 3.3.2 Mechanics of Conversion.

3.3.2.1 Notice of Conversion. In order for a holder of Series 1 Preferred Shares to voluntarily convert Series 1 Preferred Shares into Common Shares, such holder shall (a) provide written notice to the Corporation’s registered office that the holder elects to convert all or any number of the holder’s Series 1 Preferred Shares and, if applicable, any event on which the conversion is con- tingent and (b), if the holder’s Series 1 Preferred Shares are certificated, surrender the certificate or certificates for the Series 1 Preferred Shares (or, if the registered holder alleges that the certificate has been lost, stolen or destroyed, a lost certificate affi- davit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of the certificate), at the registered office of the Corporation. Such notice shall state the holder’s name or the names of the nominees in which the holder wishes the Common Shares to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompan- ied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly signed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the Corporation of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conver- sion Time”), and the Common Shares issuable upon conversion of the Series 1 Preferred Shares shall be deemed to be outstand- ing of record as of that date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to the holder of Series 1 Preferred Shares, or to his, her or its nominees, a certificate, certificates or DRS Statement for the number of full Common Shares issuable upon such conversion in accordance with these provisions and a certificate for the number (if any) of Series 1 Preferred Shares represented by the surrendered certificate that were not converted into Common Shares, and (ii) pay all declared but unpaid dividends on the Series 1 Preferred Shares converted. 3.4 Mandatory Conversion. 3.4.1 Trigger Event. After June 30, 2022 upon the Corporation raising gross proceeds of US$30,000,000 from the sale of equity securities or securities convertible into equity securities (the “Mandatory Conversion Event”), then all outstanding Series 1 Preferred Shares shall auto- matically convert into Common Shares at the conversion ratio pursuant to Section 3.3.2. 3.4.2 Mechanics of Conversion. All hold- ers of record of Series 1 Preferred Shares shall be sent written notice of the Mandatory Conversion Event. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Event. Upon receipt of such notice, each holder of Series 1 Preferred Shares in certificated form shall surrender, if applicable, his, her or its certificate or certificates for all Series 1 Preferred Shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corpora- tion on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in the no- tice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly signed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series 1 Preferred Shares converted under Section 3.4, in- cluding the rights, if any, to receive notices and vote (other than as a holder of Common Shares), will terminate at the Mandatory Conversion Event (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or before such time), except only the rights of the holders of Series 1 Preferred Shares, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, except only the right of their holders to receive Common Shares in exchange therefor and to receive payment of any dividends declared but unpaid on the Series 1 Preferred Shares. 3.5 General.

3.5.1 No Fractional Shares. No fractional Common Shares shall be issued upon conversion of the Series 1 Preferred Shares. In lieu of any fractional Common Shares to which the holder would otherwise be entitled, the number of Common Shares to be is- sued upon conversion of the Series 1 Preferred Shares shall be rounded to the nearest whole share. 3.5.2 Reservation of Shares. The Corporation shall at all times when Series 1 Preferred Shares are outstanding reserve and keep available out of its author- ized but unissued Common Shares, for the purpose of effecting the conversion of the Series 1 Preferred Shares, such number of

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.
Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery	Page 4 of 7

BCA - Articles of Continuance - PROMIS NEUROSCIENCES INC. - OCN:1678696 - July 13, 2023

its duly authorized Common Shares as are from time to time is sufficient to effect the conversion of all outstanding Series 1 Pre- ferred Shares. 3.5.3 Effect of Conversion. All Series 1 Preferred Shares converted into Common Shares will no longer be deemed to be outstanding and all rights with respect to such Series 1 Preferred Shares will immediately cease and terminate at the Con- version Time, except only the right of their holders to receive Common Shares in exchange therefor and to receive payment of any dividends declared but unpaid on the Series 1 Preferred Shares. 3.5.4 Adjustments for Other Dividends and Distributions. If the Corporation, at any time or from time to time, makes or issues, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distri- bution of Common Shares in respect of outstanding Common Shares) or in other property and Section 1 does not apply to such dividend or distribution, then and in each such event the holders of Series 1 Preferred Shares shall receive, simultaneously with the distribution to the holders of Common Shares and pro rata with the holders of Common Shares, a dividend or other distribu- tion of such securities or other property in an amount equal to the amount of the securities or other property as they would have received if all outstanding Series 1 Preferred Shares had been converted into Common Shares on the date of such event.

3.5.5 Adjustments for Amalgamation or Reorganization. If there shall occur any reorganization, recapitalization, reclassification, consolidation or amalgamation or other similar transaction involving the Corporation in which the Common Shares (but not the Series 1 Preferred Shares) is converted into or exchanged for securities, cash or other property then, following any such reorgan- ization, recapitalization, reclassification, consolidation, amalgamation or other similar transaction, each Series 1 Preferred Share shall thereafter be convertible, in lieu of the Common Shares into which it was convertible prior to such event, into the kind and amount of securities, cash or other property which a holders of Common Shares received upon the occurrence of such reorgan- ization, recapitalization, reclassification, consolidation, amalgamation or other similar transaction would have been entitled to re- ceive pursuant to such transaction.

12.The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows. If none, enter “None”:

None.

13.Other provisions

The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the num- ber of directors elected at the previous annual meeting of shareholders.

14.The corporation is to be continued under the Business Corporations Act to the same extent as if it had been incorporated under this Act.

15.The corporation has complied with subsection 180(3) of the Business Corporations Act.

The articles have been properly executed by the required person(s).

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.
Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery	Page 5 of 7

BCA - Articles of Continuance - PROMIS NEUROSCIENCES INC. - OCN:1678696 - July 13, 2023

Supporting Document -Constating Document from Governing Jurisdiction

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.
Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery	Page 6 of 7

BCA - Articles of Continuance - PROMIS NEUROSCIENCES INC. - OCN:1678696 - July 13, 2023

Supporting Information - Nuans Report Information

Nuans Report Reference #	121901440
Nuans Report Date	May 12, 2023

The endorsed Articles of Continuance are not complete without the Certificate of Continuance.
Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery	Page 7 of 7

Ministry of Public and Business Service Delivery Ministère des Services au public et aux entreprises

Certificate of Continuance	Certificat de maintien

Business Corporations Act	Loi sur les sociétés par actions

PROMIS NEUROSCIENCES INC.

Corporation Name / Dénomination sociale

1678696

Ontario Corporation Number / Numéro de société de l’Ontario

This is to certify that these articles are effective on	La présente vise à attester que ces statuts entreront en vigueur le

July 13, 2023 / 13 juillet 2023

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

The Certificate of Continuance is not complete without the Articles of Continuance Certified a true copy of the record of the Ministry of Public and Business Service Delivery. Director/Registrar

Le certificat de maintien n’est pas complet s’il ne contient pas les statuts de maintien

Copie certifiée conforme du dossier du ministère des Services au public et aux entreprises.

Directeur ou registrateur

Exhibit 3.2

AMENDED AND RESTATED

BY-LAW NO. 1

OF

PROMIS NUEROSCIENES INC.

(as of July 13, 2023)

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TABLE OF CONTENTS

Page

1.INTERPRETATION1

2.DIRECTORS1

3.MEETING OF DIRECTORS4

4.REMUNERATION OF DIRECTORS5

5.SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL6

6.FOR THE PROTECTION OF DIRECTORS AND OFFICERS6

7.INDEMNITIES TO DIRECTORS AND OFFICERS6

8.OFFICERS7

9.SHAREHOLDERS’ MEETINGS8

10.SHARES14

11.TRANSFER OF SECURITIES16

12.DIVIDENDS18

13.VOTING SHARES AND SECURITIES IN OTHER COMPANIES20

14.INFORMATION AVAILABLE TO SHAREHOLDERS20

15.NOTICES20

16.CHEQUES, DRAFTS AND NOTES21

17.CUSTODY OF SECURITIES22

18.EXECUTION OF INSTRUMENTS22

19.FINANCIAL YEAR23

20.BORROWING23

21.DISCLOSURE OF INTEREST OF DIRECTORS24

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PROMIS NEUROSCIENCES INC.

AMENDED AND RSTATED BY-LAW NO. 1

Being by-laws relating generally to the conduct of the affairs of ProMIS Neurosciences Inc. (the “Corporation”)

1.	INTERPRETATION

1.1Definitions. In these by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)

Act” means the Business Corporations Act, R.S.O. 1990, c. B.16, as from time to time amended and every statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(b)

“Regulations” means the Regulations under the Act as published or from time to time amended and every regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

(c)	“by-laws” means any by-laws of the Corporation from time to time in force and effect;
(d)

“registered owner” or “registered holder” when used with respect to a share in the authorized capital of the Corporation means the person registered in the register of shareholders or a branch register of shareholders in respect of such share;

(e)

“shareholder” means those persons defined as such in the Act and includes any person who owns shares in the capital of the Corporation and whose name is entered in the register of shareholders or a branch register of shareholders;

(f)

“writing”, “in writing” and like expressions include all modes of representing, or reproducing and recording words in visible form, including: printing; lithographing; typewriting; and photostatic, electrostatic and mechanical copying;

(g)	all terms which are contained in the by-laws of the Corporation and which are defined in the Act or the Regulations shall have the meanings given to such terms in the Act or the Regulations; and
(h)

the singular shall include the plural and the plural shall include the singular; the masculine shall include the feminine; and the word “person” shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons.

2.	DIRECTORS

2.1Number. The number of directors shall, subject to the articles of the Corporation and any unanimous shareholder agreement, be fixed by the directors or if not so fixed, shall be the number of directors elected or continued as directors at the immediately preceding annual meeting of the Corporation.

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The business and affairs of the Corporation shall be managed by a board of directors of whom at least twenty-five percent shall be resident Canadians and of whom, if any of the issued securities of the Corporation are or were a part of a distribution to the public, at least two shall not be officers or employees of the Corporation or any affiliate of the Corporation.

2.2Election and Removal. At each annual meeting of the Corporation, all the directors shall retire and the shareholders entitled to vote thereat shall elect a board of directors consisting of the number of directors for the time being fixed pursuant to the by-laws.

2.3Retiring. A retiring director shall be eligible for re-election.

2.4No Meeting. Where the Corporation fails to hold an annual meeting in accordance with the Act, the directors then in office shall be deemed to have been elected or appointed as directors on the last day on which the annual meeting could have been held pursuant to the Act and the by-laws and they may hold office until other directors are appointed or elected or until the day on which the next annual meeting is held, whichever shall first occur.

2.5Continued. If at any meeting at which there should be an election of directors the places of any of the retiring directors are not filled by such election, such of the retiring directors who are not reelected as may be requested by the newly elected directors shall, if willing to do so, continue in office to complete the number of directors for the time being fixed pursuant to the by-laws until further new directors are elected at a general meeting convened for the purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being fixed pursuant to the by-laws, such number shall be fixed at the number of directors actually elected or continued in office.

2.6Casual Vacancy. The remaining directors or director shall have the power from time to time to appoint any person as a director to fill any casual vacancy occurring in the board of directors.

2.7Additional Directors. Between successive annual meetings the directors shall have power to appoint one or more additional directors but the number of additional directors shall not be more than one-third of the number of directors elected or appointed at the last annual meeting. Any director so appointed shall hold office only until the next following annual meeting of the Corporation but shall be eligible for election at such meeting and, so long as he is an additional director, the number of directors shall be increased accordingly.

2.8Intentionally Deleted

2.9Vacation of Office. The office of a director shall ipso facto be vacated: (a) if he becomes bankrupt or suspends payments of his debts generally or compromises with his creditors or makes an authorized assignment or is declared insolvent; (b) if he is found to be a mentally incompetent person; or (c) if by notice in writing to the Corporation he resigns his office.

2.10Ceasing. A director ceases to hold office when he:

(a)	dies;
(b)	resigns his office by notice in writing delivered to the Corporation;
(c)	is convicted of an indictable offence and the other directors shall have resolved to remove him;

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(d)	ceases to be qualified to act as a director pursuant to the Act; or
(e)	is removed in accordance with the Act and this by-law.

2.11Resignation. Every resignation of a director becomes effective at the time a written resignation is delivered to the Corporation or at the time specified in the resignation, whichever is later.

2.12Removal. Subject to the Act, the Corporation may by ordinary resolution remove any director before the expiration of his period of office and may by an ordinary resolution appoint another person in his stead.

2.13Powers. The directors shall manage or supervise the management of the affairs and business of the Corporation and shall have the authority to exercise all such powers of the Corporation as are not, by the Act or by the articles or by-laws, required to be exercised by the Corporation in general meeting.

2.14Attorney. The directors may from time to time by power of attorney or other instrument under seal appoint any person to be the attorney of the Corporation for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these by-laws and excepting the powers of the directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the directors may think fit, and any such appointment may be made in favour of any of the directors or any of the shareholders of the Corporation or in favour of any corporation, or of any of the shareholders, directors, nominees or managers of any corporation, firm or joint venture and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers. authorities and discretions for the time being vested in him.

2.15Committee of Directors. The directors may appoint from among their number a committee of directors and subject to the Act may delegate to such committee any of the powers of the directors.

2.16Shareholder Qualification. A director shall not be required to hold a share in the capital of the Corporation as qualification for his office but shall be qualified as required by the Act to become or act as a director. Any director who is not a shareholder shall be deemed to have agreed to be bound by the provisions of the articles and by-laws of the Corporation to the same extent as if he were a shareholder of the Corporation.

3.	MEETING OF DIRECTORS

3.1Place of Meeting. Meetings of the board of directors and of a committee of directors (if any) may be held within or outside of Canada.

3.2Call. A director may, and the Secretary or an Assistant Secretary upon request of a director shall, call a meeting of the board at any time. Reasonable notice shall be given for any meeting specifying the place, day and hour of such meeting and shall be given by mail, postage prepaid, addressed to each of the directors at his address as it appears on the books of the Corporation or by leaving it at his usual business or residential address or by telephone, telex, facsimile, email or any method of transmitting legibly recorded messages. Accidental omission to give notice of a meeting of directors to, or by the non-receipt of notice by, any director shall not invalidate the proceedings at that meeting.

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3.3Waive Notice. Any director of the Corporation may file with the Secretary a document executed by him waiving notice of any past, present or future meeting or meetings of the directors being, or required to have been, sent to him and may at any time withdraw such waiver with respect to meetings held thereafter. After the filing of such waiver with respect to future meetings, and until such waiver is withdrawn, no notice of any meeting of the directors need be given to such director or, unless the director otherwise requires in writing to the Secretary, and all meetings of the directors so held shall be deemed not to be improperly called or constituted by reason of notice not having been given to such director.

3.4No Notice. It shall not be necessary to give notice of a meeting of directors to any director if such meeting is to be held immediately following a general meeting at which such director shall have been elected or is the meeting of directors at which such director is appointed.

3.5Chair. The Chairman of the Board, if any, or in his absence any Vice-Chairman or the President, shall preside as chairman at every meeting of the directors, or if neither the Chairman of the Board, Vice-Chairman nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or, if the Chairman of the Board, if any, any Vice-Chairman and the President have advised the Secretary that they will not be present at the meeting, the directors present shall choose one of their number to be chairman of the meeting. With the consent of the meeting, the solicitor of the Corporation may act as chairman of a meeting of the directors.

3.6Vacancy. The directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed pursuant to the by-laws of the Corporation as the necessary quorum of directors, the directors may act for the purpose of increasing the number of directors to that number, or to summon a special meeting of the Corporation, but for no other purpose. If the directors fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

3.7Defect. Subject to the provisions of the Act, all acts done at any meeting of the directors or of a committee of directors, or by any person acting as a director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such directors or of the members of such committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly elected or appointed and was qualified to be a director.

3.8Quorum. The board of directors may from time to time fix the quorum required for the transaction of business at a meeting of the board of directors and until so fixed the quorum will be a majority of the then current number of directors, or if the number of directors is fixed at one, shall be one director.

3.9Meetings by Telephone or Electronic Conference. A director may participate in a meeting of the board or of any committee of the directors by means of conference telephones or other communications facilities by means of which all directors participating in the meeting can hear each other. A director participating in a meeting in accordance with this by-law shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

3.10Voting. The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote. Meetings of the board held at regular intervals may be held at such place, at such time and upon such notice (if any) as the board may by resolution from time to time determine.

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3.11Resolution in Lieu of Meeting. Notwithstanding any of the foregoing provisions of this by-law, a resolution consented to in writing, whether by document, telegram, telex, facsimile or any method of transmitting legibly recorded messages, by all of the directors shall be as valid and effectual as if it had been passed at a meeting of the directors duly called and held. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the directors and shall be effective on the date stated thereon or on the latest day stated on any counterpart. A resolution may be consented to by a director who has an interest in the subject matter of the resolution provided that he has otherwise complied with the provisions of the articles, by-laws and the Act.

3.12Seconds. No resolution proposed at a meeting of directors need be seconded, and the chairman of any meeting may move or propose a resolution.

4.	REMUNERATION OF DIRECTORS

4.1Remuneration. The remuneration of the directors may from time to time be determined by the directors or, if the directors so decide, by ordinary resolution of the shareholders. Such remuneration may be in addition to any salary or other remuneration paid to any director in his capacity as officer or employee of the Corporation. The directors shall be reimbursed for reasonable travelling, hotel and other expenses they incur in and about the business of the Corporation and if any director shall perform any professional or other services for the Corporation that in the opinion of the directors are outside the ordinary duties of a director or shall otherwise be specially occupied in or about the Corporation’s business, he may be paid a remuneration to be fixed by the board, or, at the option of such director, by the Corporation in general meeting, and such remuneration may be either in addition to, or in substitution for any other remuneration that he may be entitled to receive. The directors on behalf of the Corporation, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any director who has held any office or position with the Corporation or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

5.	SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

5.1Ratification. The board of directors in its discretion may submit any contract, act or transaction for approval or ratification at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and, subject to the Act, any such contract, act or transaction that shall be approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation’s articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

6.	FOR THE PROTECTION OF DIRECTORS AND OFFICERS

6.1Conflicts. In supplement of and not by way of limitation upon any rights conferred upon directors by the Act, it is declared that no director shall be disqualified from his office or vacate his office by reason of holding any office or place of profit under the Corporation or under any body corporate in which the Corporation shall be a shareholder or by reason of being otherwise in any way directly or indirectly interested or contracting with the Corporation either as vendor, purchaser or otherwise or being concerned in a contract or arrangement made or proposed to be entered into with the Corporation in which he is in any way directly or indirectly interested either as vendor, purchaser or otherwise, nor shall any

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director be liable to account to the Corporation or any of its shareholders or creditors for any profit arising from any such office or place of profit; and, subject to the Act, no contract or arrangement entered into by or on behalf of the Corporation in which any director shall be in any way directly or indirectly interested shall be avoided or voidable and no director shall be liable to account to the Corporation or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of any fiduciary relationship.

7.	INDEMNITIES TO DIRECTORS AND OFFICERS

7.1Indemnity. Subject to the Act, the Corporation may indemnify a director or officer or former director or officer of the Corporation or of a corporation of which the Corporation is or was a shareholder or creditor and the heirs and legal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or them in respect of any civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director or officer of the Corporation or a director or officer of such corporation, including any action brought by the Corporation or any such corporation. Each director or officer of the Corporation on being elected or appointed shall be deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

7.2Failure. The failure of a director or officer of the Corporation to comply with the provisions of the Act or of the articles or the by-laws shall not invalidate any indemnity to which he is entitled under the by-laws.

7.3Insurance. The directors may cause the Corporation to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of any corporation of which the Corporation is or was a shareholder and his heirs or personal representatives, against any liability incurred by him as such director, officer, employee or agent.

8.	OFFICERS

8.1Appointment. The board of directors shall annually or as often as may be required appoint such officers of the Corporation as are deemed advisable, which may include a Chairman of the Board, a Vice-Chairman of the Board, a Managing Director, a President, a Chief Executive Officer, one or more Vice-Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and/or one or more Assistant Treasurers. A director may be appointed to any office of the Corporation but none of the officers except the Chairman of the Board, the Vice-Chairman of the Board and the Managing Director need be a member of the board of directors. Two or more of the aforesaid offices may be held by the same person. In case and whenever the same person holds the offices of Secretary and Treasurer he may, but need not be, known as the Secretary-Treasurer. The board of directors may from time to time appoint any other officers and agents as it shall deem necessary who shall have such authority and shall perform such duties as may from time to time be prescribed by the board of directors.

8.2Vacancies. If the office of any officer of the Corporation shall be or become vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the President, and may, in the case of any other office, appoint a person to fill such vacancy.

8.3Remuneration and Removal. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving remuneration in his role as an officer or employee as may be determined by the board of directors. All officers, in the absence of agreement to

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the contrary, shall be subject to removal by resolution of the board of directors at any time, with or without cause.

8.4Powers and Duties. All officers shall sign such contracts, documents or instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to time be assigned to them by the board of directors.

8.5Duties may be Delegated. In case of the absence or inability to act of any officer of the Corporation, or for any other reason that the board of directors may deem sufficient, the board of directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

8.6Chairman of the Board. The Chairman of the Board (if any) shall, when present, preside at all meetings of the board of directors, the executive committee of directors (if any) and the shareholders.

8.7Vice-Chairman of the Board. If the Chairman of the Board is absent or is unable or refuses to act, the Vice-Chairman of the Board (if any) shall, when present, preside at all meetings of the board of directors, the executive committee of directors (if any) and the shareholders.

8.8Managing Director. The Managing Director shall be a resident Canadian and shall exercise such powers and have such authority as may be delegated to him by the board of directors in accordance with the Act.

8.9President. Unless the Board determines otherwise, the President shall be the Chief Executive Officer of the Corporation. He shall be vested with and may exercise all the powers and shall perform all the duties of the Chairman of the Board and/or Vice-Chairman of the Board if none be appointed or if the Chairman of the Board and the Vice-Chairman of the Board are absent or are unable or refuse to act; provided, however, that unless he is a director he shall not preside as chairman at any meeting of directors or of the executive committee of directors (if any) or, subject to paragraph 9.9 of this by-law, at any meeting of shareholders.

8.10Vice-President. The Vice-President or, if more than one, the Vice-Presidents, in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President; provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of directors or of the executive committee of directors (if any) or, subject to paragraph 9.9 of this by-law, at any meeting of shareholders.

8.11Secretary. The Secretary shall give or cause to be given notices for all meetings of the board of directors, the executive committee of directors (if any) and the shareholders when directed to do so and shall have charge of the minute books of the Corporation and, subject to the provisions of this by-law, of the records (other than accounting records) referred to in the Act.

8.12Treasurer. Subject to the provisions of any resolution of the board of directors, the Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the board of directors may direct. He or she shall keep or cause to be kept the accounting records referred to in the Act. He or she may be required to give such bond for the faithful performance of his duties as the board of directors in its uncontrolled discretion may require but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

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8.13Assistant Secretary and Assistant Treasurer. The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall respectively perform all the duties of the Secretary and the Treasurer, respectively, in the absence or inability or refusal to act of the Secretary or the Treasurer, as the case may be.

8.14General Manager or Manager. The board of directors may from time to time appoint one or more General Managers or Managers and may delegate to him or them full powers to manage such matters and duties as by law must be transacted or performed by the board of directors and/or by the shareholders and to employ and discharge agents and employees of the Corporation or may delegate to him or them any lesser authority. A General Manager or Manager shall conform to all lawful orders given to him by the board of directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a General Manager or Manager shall be subject to discharge by the board of directors.

8.15Conflicts. Every officer of the Corporation who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an officer of the Corporation shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict in accordance with the provisions of the Act.

9.	SHAREHOLDERS’ MEETINGS

9.1Annual Meeting. Subject to the Act and the Articles, the annual meeting of the shareholders shall be held on such day in each year and at such time as the directors may by resolution determine at any place within Canada or, if all the shareholders entitled to vote at such meeting so agree, outside Canada.

9.2Special Meetings. Subject to the Act and the Articles, special meetings of the shareholders may be convened by order of the board of directors at any date and time and at any place within Canada or, if all the shareholders entitled to vote at such meeting so agree, outside Canada.

9.3Meetings by Telephone or Electronic Conference. A shareholder may participate in a meeting of the shareholders by means of conference telephones or other communications facilities by means of which all shareholders participating in the meeting can hear each other. A person participating in a meeting by such means in accordance with this bylaw shall be deemed to be present at the meeting and to have so agreed shall be entitled to vote by means of telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

9.4Notice. A notice stating the day, hour and place of meeting shall be given by serving such notice on such persons as are entitled by law or under this by-law to receive such notice from the Corporation in the manner specified in paragraph 15.1 of this by-law or in such manner as may be prescribed by the directors, not less than twenty-one days or more than fifty days (in each case exclusive of the day on which the notice is delivered or sent and of the day for which notice is given) before the day of the meeting. Notice of a meeting at which special business is to be transacted shall state: (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and (b) the text of any special resolution to be submitted to the meeting. Except as otherwise provided by the Act, where any special business at a general meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall, with respect to such document, be sufficient if it states that a copy of the document or proposed document is or will be available for inspection by shareholders at the registered office or records office of

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the Corporation or at some other place designated in the notice during usual business hours up to the date of such general meeting.

9.5Waiver of Notice. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice or reduce the period of notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

9.6Omission of Notice. The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder or shareholders, director or directors or the auditor of the Corporation shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

9.7Votes. Subject to the Act, every question submitted to any meeting of shareholders shall be decided in the first instance by a show of hands unless (before or on the declaration of the result of the show of hands) a poll is directed by the Chairman or a shareholder or proxyholder entitled to vote at the meeting has demanded a ballot and in the case of an equality of votes the chairman of the meeting shall on a show of hands or on a ballot not have a second or casting vote in addition to the vote or votes to which he may be otherwise entitled as a member or proxyholder and this provision shall apply notwithstanding the Chairman is interested in the subject matter of the resolution.

9.8Declaration. At any meeting, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

9.9Chair. The Chairman of the Board, if any, or in his absence the President of the Corporation or in his absence a Vice-President of the Corporation, if any, shall be entitled to preside as chairman at every meeting of shareholders of the Corporation. Notwithstanding the foregoing, with the consent of the meeting, which consent may be expressed by the failure to object of any person present and entitled to vote, the solicitor of the Corporation may act as chairman of the meeting of shareholders. If at any meeting of shareholders neither the Chairman of the Board nor President nor a Vice-President is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as chairman, the Directors present, shall choose someone of their number, or the solicitor of the Corporation, to be chairman. If all the Directors present, and the solicitor of the Corporation, decline to take the chair or fail to so choose or if no Director be present, the persons present and entitled to vote shall choose some person in attendance, who need not be a shareholder, to be chairman.

9.10Ballot. A ballot may be demanded either before or after any vote by a show of hands by any person entitled to vote at the meeting. No poll may be demanded on the election of the chairman. If at any meeting a ballot is demanded on the question of adjournment it shall be taken forthwith without adjournment. If at any meeting a ballot is demanded on any other question or as to the election of directors, the vote shall be taken by ballot in such manner and either at once, later in the meeting or after adjournment as the chairman of the meeting directs but in no event later than seven days after the meeting. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a ballot may be withdrawn.

9.11Determination. In the case of any dispute as to the admission or rejection of a vote. whether by show of hands or on a poll, the chairman shall determine the same, and his determination made in good faith is final and conclusive.

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9.12Action. Unless the Act, the articles or the by-laws otherwise provide, any action to be taken by a resolution of the shareholders may be taken by an ordinary resolution.

9.13Votes. Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint registered holders of shares:

(a)	on a show of hands:
(i)	every shareholder who is present in person and entitled to vote shall have one vote; and
(ii)	a proxyholder duly appointed by a holder of a share who would have been entitled to vote shall have one vote; and
(b)	on a poll, every shareholder shall have one vote for each share of which he is the registered holder and may exercise such vote either in person or by proxy.

9.14Not Registered. Any person who is not registered as a shareholder but is entitled to vote at any meeting in respect of a share, may vote the share in the same manner as if he were a shareholder: but, unless the directors have previously admitted his right to vote at that meeting in respect of the share. he shall satisfy the directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

9.15Corporate Representative. Any corporation not being a subsidiary which is a shareholder of the Corporation may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any general meeting or class meeting. The person so authorized shall be entitled to exercise in respect of and at such meeting the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder of the Corporation personally present, including, without limitation, the right, unless restricted by such resolution, to appoint a proxyholder to represent such corporation, and shall be counted for the purpose of forming a quorum if present at the meeting. Evidence of the appointment of any such representative may be sent to the Corporation in writing by written instrument, telegram, telex, facsimile or any method of transmitting legibly recorded messages. Notwithstanding the foregoing, a corporation being a shareholder may appoint a proxyholder.

9.16Unsound Mind. A shareholder of unsound mind entitled to attend and vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee or curator bonis or other person in the nature of a committee or curator bonis appointed by that court, and any such committee or curator bonis, or other person may appoint a proxyholder. The chairman may require such proof of such appointment as he sees fit.

9.17Joint Registered Holders. In the case of joint registered holders of a share, the vote of the senior who exercises a vote, whether in person or by proxyholder, shall be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose, seniority shall be determined by the order in which the names stand in the register of shareholders. Several legal personal representatives of a deceased shareholder whose shares are registered in his sole name shall, for the purpose of this by-law, be deemed joint registered holders.

9.18Proxyholders. A shareholder holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more (but not more than five) proxyholders to attend. act and vote for him on the same occasion. If such a shareholder should appoint more than one proxyholder for the same

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occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A shareholder may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

9.19Proxyholders. Any person, having attained the age of majority, may act as proxyholder whether or not he is entitled on his own behalf to be present and to vote at the meeting at which he acts as proxyholder. The proxy may authorize the person so appointed to act as proxyholder for the appointor for the period, at any meeting or meetings, and to the extent permitted by the Act.

9.20Proxyholder. A person appointed by proxy need not be a shareholder.

9.21Proxies. A proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or attorney of that corporation.

9.22Deposit of Proxies. Unless the directors fix some other time by which proxies must be deposited, a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy thereof, shall be deposited at the registered office of the Corporation or at such other place as is specified for that purpose in the notice convening the meeting or form of proxy, not less than 48 hours (excluding Saturdays and holidays) before the time for holding the meeting in respect of which the person named in the instrument is appointed.

9.23Deposit of Proxies. In addition to any other method of depositing proxies provided for in the by-laws, the directors may by resolution make regulations relating to the depositing of proxies at any place or places and fixing the time for depositing the proxies. If the Corporation is or becomes a reporting company, the time so fixed shall not exceed 48 hours (excluding Saturdays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of shareholders and providing for particulars of such proxies to be sent to the Corporation or any agent of the Corporation in writing or by letter, telegram, telex, facsimile or any method of transmitting legibly recorded messages so as to arrive before the commencement of the meeting or adjourned meeting at the office of the Corporation or of any agent of the Corporation appointed for the purpose of receiving such particulars and providing that proxies so deposited may be acted upon as though the proxies themselves were deposited as required by this Part.

9.24Death or Incapacity. A vote given in accordance with the terms of a proxy is valid notwithstanding the previous death or incapacity of the shareholder giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received at the registered office of the Corporation or by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote was taken.

9.25Retain Ballots. Every ballot cast upon a poll and every proxy appointing a proxyholder who casts a ballot upon a poll shall be retained by the Secretary for such period and be subject to such inspection as the Act may provide.

9.26Votes on Poll. On a poll a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

9.27Determinations. The chairman of the meeting may determine whether or not a proxy, deposited for use at such meeting, which may not strictly comply with the requirements of this Part as to form, execution, accompanying documentation, time of filing, or otherwise, shall be valid for use at such meeting and any such determination made in good faith shall be final, conclusive and binding upon such meeting.

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9.28Form of Proxy. Subject to the provisions of Part IV of the Regulations, a proxy may be in the following form or in any other form that the directors or the chairman of the meeting shall approve or accept:

“The undersigned shareholder of _____________ hereby appoints, __________________, of ________________________ or failing him, of ___________________ as the nominee of the undersigned to attend, act and vote for the undersigned and on behalf of the undersigned at the _______________ meeting of the shareholders of the said corporation to be held on the ____ day of ___________ and at any adjournment or adjournments thereof in the same manner, to the same extent and with the same powers as if the undersigned were present at the said meeting or such adjournment or adjournments thereof.

DATED this _________ day of ___________________, ____.

Signature of Shareholder

9.29Revocation. Every proxy may be revoked by an instrument in writing:

(a)	executed by the shareholder giving the same or by his attorney authorized in writing or where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation; and
(b)

delivered either at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof at which the proxy is to be used, or to the chairman of the meeting on the day of the meeting or any adjournment thereof before any vote in respect of which the proxy is to be used shall have been taken, or in any other manner provided by law.

9.30Adjournment. The chairman of any meeting may and shall, if so directed by the meeting, adjourn the same from time to time to a fixed time and place and no notice of such adjournment need to be given to the shareholders unless the meeting is adjourned by one or more adjournments for an aggregate of thirty days or more in which case notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting for which no notice is required which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

9.31Seconds. No motion proposed at a general meeting need be seconded and the chairman may propose a motion.

9.32Quorum. Save as herein otherwise provided, a quorum for a meeting of shareholders shall be two shareholders, or two proxyholders representing shareholders, or any combination thereof, holding not less than thirty-three and one-third (33⅓%) percent of the issued and outstanding shares entitled to be voted at the meeting. If there is only one shareholder the quorum is one person present and being, or representing by proxy, such shareholder. The directors, the Secretary or, in his absence, an Assistant Secretary, and the solicitor of the Corporation shall be entitled to attend at any meeting of shareholders but no such person shall be counted in the quorum or be entitled to vote at any meeting of shareholders unless he shall be a shareholder or proxyholder entitled to vote thereat.

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9.33Quorum. If within half an hour from the time appointed for a meeting of shareholders a quorum is not present, the meeting, if convened upon requisition by the shareholders shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place but may not transact any other business. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and being, or representing by proxy, a shareholder or shareholders entitled to attend and vote at the meeting shall be a quorum.

9.34Opening Quorum. No business other than the election of the chairman or the adjournment of the meeting shall be transacted at any general meeting unless a quorum of shareholders entitled to attend and vote is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

9.35Resolution in lieu of Meeting. Notwithstanding any of the foregoing provisions of this by-law, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to the Act, as valid as if it had been passed at a meeting of the shareholders. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the shareholders and shall be effective on the date stated thereon or on the latest day stated on any counterpart.

9.36Class Meetings. Unless the Act, the articles or by-laws otherwise provide, the provisions of this by-law relating to meetings shall apply with the necessary changes, and so far as they are applicable, to a class meeting of shareholders holding a particular class of shares.

10.	SHARES

10.1Allotment and Issuance. Subject to the provisions of the Act, the shares shall be under the control of the directors who may, subject to the rights of the holders of the shares of the Corporation for the time being outstanding, issue, allot, sell or otherwise dispose of, and/or grant options on or otherwise deal in, shares authorized but not outstanding, and outstanding shares held by the Corporation, at such times, to such persons (including directors), in such manner, upon such terms and conditions and at such price or for such consideration, as the directors, in their absolute discretion, may determine.

10.2Fully Paid. No share may be issued until it is fully paid and the Corporation shall have received the full consideration therefor in cash, property or past services actually performed for the Corporation. The value of property or services for the purposes of this by-law shall be the value determined by the directors by resolution to be, in all circumstances of the transaction, the fair market value thereof, and the full consideration received for a share issued by way of dividend shall be the amount declared by the directors to be the amount of the dividend.

10.3Discounts. Subject to the Act, the Corporation or the directors on behalf of the Corporation, may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares, debentures, share rights, warrants or debenture stock in the Corporation, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares, debentures, share rights, warrants or debenture stock, provided that the rate of the commission and discount shall not in the aggregate exceed 25 per cent of the amount of the subscription price of such shares. The Corporation may also pay such brokerage fees as may be lawful.

10.4Certificates.  Every shareholder is entitled, without charge and at his option, to a share certificate representing the share or shares of each class or series held by him or to a non-transferable written certificate of acknowledgment of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown in the securities register; provided that, in respect of a

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share or shares held jointly by several persons, the Corporation shall not be bound to issue more than one share certificate or written certificate of acknowledgment, as the case may be, and delivery of a share certificate or written certificate of acknowledgment to one of several joint registered holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Corporation shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one month of the date on which they were allotted. Any certificate may be sent through the mail by prepaid mail to the shareholder entitled thereto, and neither the Corporation nor any transfer agent shall be liable for any loss occasioned to the shareholder owing to any such certificate so sent being lost in the mail or stolen.

10.5Certificates. Every share certificate issued by the Corporation shall be in such form as the directors approve and shall comply with the Act.

10.6Replacement Certificates. If a share certificate:

(a)

is worn or defaced, the directors shall, upon production to them of the said certificate and upon such other terms, if any, as they may think fit, order the said certificate to be cancelled and shall issue a new certificate in lieu thereof;

(b)

is lost, stolen or destroyed, then, upon proof thereof to the satisfaction of the directors and upon such indemnity, if any, as the directors deem adequate being given, a new share certificate in lieu thereof shall be issued to the person entitled to such lost, stolen or destroyed certificate; or

(c)

represents more than one share and the registered owner thereof surrenders it to the Corporation with a written request that the Corporation issue in his name two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Corporation shall cancel the certificate so surrendered and issue in lieu thereof certificates in accordance with such request.

There shall be paid to the Corporation such sum as the directors may from time to time fix, for each certificate to be issued under this by-law.

10.7Trust. Except as required by law, statute or the by-laws, no person shall be recognized by the Corporation as holding any share upon any trust, and the Corporation shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as by law, statute or the bylaws provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in its registered holder.

10.8Two Names. The certificate representing shares registered in the name of two or more persons shall be delivered to the person first named on the register of shareholders.

10.9Redemption of Shares. Subject to the Act, the articles and the special rights and restrictions attached to any class of shares of the Corporation, the Corporation may, by a resolution of the directors and in compliance with the Act, purchase any of its shares in accordance with the special rights and restrictions attaching thereto. No such purchase or redemption shall be made if the Corporation is insolvent at the time of the proposed purchase or redemption or if the proposed purchase or redemption would render the Corporation insolvent. Subject to the Act, any shares purchased or redeemed by the Corporation may be sold or, if cancelled, reissued by it, but while such shares are held

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by the Corporation. it shall not exercise any vote in respect of such shares and no dividend or other distribution shall be paid or made thereon. If the Corporation proposes at its option to redeem some but not all of the shares of any class or series, the directors may, subject to the special rights and restrictions attached to such shares, decide the manner in which the shares to be redeemed shall be selected and such redemption may or may not be made pro rata among every shareholder holding any such shares as the directors may determine.

10.10Signatures. Subject to the Act, the signature of the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President, a Vice-President or any other director or officer of the Corporation may be printed, engraved, lithographed or otherwise mechanically reproduced upon certificates for shares of the Corporation. Certificates so signed shall be deemed to have been manually signed by the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director. the President, the Vice-President, the director or the officer whose signature is so printed, engraved, lithographed or otherwise mechanically reproduced thereon and shall be as valid to all intents and purposes as if they have been signed manually. Where the Corporation has appointed a registrar, transfer agent, branch registrar or branch transfer agent for the shares (or for the shares of any class or classes) of the Corporation, the signature of the Secretary or Assistant Secretary may also be printed, engraved. lithographed or otherwise mechanically reproduced on certificates representing the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Corporation and when countersigned by or on behalf of a registrar, transfer agent, branch registrar or branch transfer agent. such certificates so signed shall be as valid to all intents and purposes as if they had been signed manually. A share certificate containing the signature of a person which is printed, engraved. lithographed or otherwise mechanically reproduced thereon may be issued notwithstanding that the person has ceased to be an officer of the Corporation and shall be as valid as if he were an officer at the date of its issue.

11.	TRANSFER OF SECURITIES

11.1Transfer of Shares. Subject to the restrictions, if any, set forth in the articles and the by-laws, any shareholder may transfer any of his shares by instrument in writing executed by or on behalf of such shareholder and delivered to the Corporation or its transfer agent. The instrument of transfer of any share of the Corporation shall be in the form, if any, on the back of the Corporation’s share certificates or in such other form as the directors may from time to time approve or accept. If the directors so determine, each instrument of transfer shall be in respect of only one class of share. Except to the extent that the Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of shareholders or a branch register of shareholders in respect thereof.

11.2Signature. The signature of the registered owner of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its directors, officers and agents to register, in the name of the person on whose behalf any certificate for the shares to be transferred is deposited with the Corporation for the purpose of having the transfer registered, the number of shares if specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

11.3Transferee. Neither the Corporation nor any director, officer or agent thereof shall be bound to enquire into the title of the person named in the form of transfer as transferee, or, if no person is

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named therein as transferee, of the person on whose behalf the certificate is deposited with the Corporation for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

11.4Instrument of Transfer. Every instrument of transfer shall be executed by the transferor and left at the registered office of the Corporation or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered. All instruments of transfer, where the transfer is registered, shall be retained by the Corporation or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.

11.5Fees. There shall be paid to the Corporation in respect of the registration of any transfer such sum, if any, as the directors may from time to time determine.

11.6Restriction on Transfers. Notwithstanding any other provision of the by-laws, while the Corporation is, or becomes a corporation which is not a reporting issuer as defined in the Securities Act (Ontario), then no shares shall be transferred and entered on the register of shareholders without the previous consent of the directors expressed by a resolution of the board and the directors shall not be required to give any reason for refusing to consent to any such proposed transfer. The consent of the board required by this by-law may be in respect of a specific proposed trade or trades or trading generally, whether or not over a specified period of time, or by specific persons or with such other restrictions or requirements as the directors may determine.

11.7Transmission of Shares. In the case of the death of a shareholder, the survivor or survivors, where the deceased was a joint registered holder, and the legal personal representative of the deceased, where he was the sole holder, shall be the only persons recognized by the Corporation as having any title to his interest in the shares. Before recognizing any legal personal representative the directors may require him to deliver to the Corporation the original or a court-certified copy of a grant of probate or letters of administration in Ontario or such other evidence and documents as the directors consider appropriate to establish the right of the personal representative to such title to the interest in the shares of the deceased shareholder.

11.8Death or Bankruptcy. Upon the death or bankruptcy of a shareholder, his personal representative or trustee in bankruptcy, although not a shareholder, shall have the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt shareholder if the documents required by the Act shall have been deposited with the Corporation. This by-law does not apply on the death of a shareholder with respect to shares registered in his name and the name of another person in joint tenancy.

11.9Death or Bankruptcy. Any person becoming entitled to a share in consequence of the death or bankruptcy of a shareholder shall, upon such documents and evidence being produced to the Corporation as the Act requires, or who becomes entitled to a share as a result of an order of a Court of competent jurisdiction or a statute, has the right either to be registered as a shareholder in his representative capacity in respect of such share, or, if he is a personal representative, instead of being registered himself, to make such transfer of the shares as the deceased or bankrupt person could have made; but the directors shall, as regards a transfer by a personal representative or trustee in bankruptcy, have the same right, if any,

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to decline or suspend registration of a transferee as they would have in the case of a transfer of a share by the deceased or bankrupt person before the death or bankruptcy.

11.10Transfer Agent and Registrar. The directors may from time to time by resolution appoint or remove one or more transfer agents and/or branch transfer agents and/or registrars and/or branch registrars (which may or may not be the same individual or body corporate) for the securities issued by the Corporation in registered form (or for such securities of any class or classes) and may provide for the registration of transfers of such securities (or such securities of any class or classes) in one or more places and such transfer agents and/or branch transfer agents and/or registrars and/or branch registrars shall keep all necessary books and registers of the Corporation for the registering of such securities (or such securities of the class or classes in respect of which any such appointment has been made). In the event of any such appointment in respect of the shares (or the shares of any class or classes) of the Corporation, all share certificates issued by the Corporation in respect of the shares (or the shares of the class or classes in respect of which such appointment has been made) of the Corporation shall be countersigned by or on behalf of one of the said transfer agents and/or branch transfer agents or by or on behalf of one of the said registrars and/or branch registrars, if any.

11.11Securities Registrars. A central securities register of the Corporation shall be kept at the registered office of the Corporation or at such other office or place in Canada as may from time to time be designated by resolution of the board of directors and a branch securities register or registers may be kept at such office or offices of the Corporation or other place or places, either in or outside Canada, as may from time to time be designated by resolution of the directors.

11.12Shareholder Indebted to the Corporation. If so provided in the articles or by-laws of the Corporation, the Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation. By way of enforcement of such lien the directors may refuse to permit the registration of a transfer of such share.

12.	DIVIDENDS

12.1Dividends. The directors may from time to time declare and authorize payment of such dividends, if any, as they may deem advisable and need not give notice of such declaration to any shareholder. No dividend shall be paid otherwise than out of funds and/or assets properly available for the payment of dividends and a declaration by the directors as to the amount of such funds or assets available for dividends shall be conclusive. The Corporation may pay any such dividend wholly or in part by the distribution of specific assets, and in particular by paid up shares, bonds, debentures or other securities of the Corporation or any other corporation, or in any one or more such ways as may be authorized by the Corporation or the directors, and where any difficulty arises with regard to such a distribution the directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled shall be made to any shareholders on the basis of the value so fixed to adjust the rights of all parties, and may vest any such specific assets in trustees for the persons entitled to the dividend as may seem expedient to the directors.

12.2Payment Date. Any dividend declared on shares of any class by the directors may be made payable on such date as is fixed by the directors.

12.3Declaration. Subject to the rights of shareholders (if any) holding shares with specific rights as to dividends, all dividends on shares of any class shall be declared and paid according to the number of such shares held.

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12.4Funds. The directors may, before declaring any dividend, set aside out of the funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves. which shall, at the discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which such funds of the Corporation may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Corporation or be invested in such investments as the directors may from time to time think fit. The directors may also, without placing the same in reserve, carry forward such funds which they think prudent not to divide.

12.5Joint Holders. If several persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonus or other moneys payable in respect of the share.

12.6No Interest. No dividend shall bear interest against the Corporation. Where the dividend to which a shareholder is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

12.7Delivery. Any dividend, bonus or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register, or to such person and to such address as the holder or joint holders may direct in writing. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. The mailing of such cheque or warrant shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted) discharge all liability for the dividend, unless such cheque or warrant shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.

12.8Surplus. Notwithstanding anything contained in the by-laws, the directors may from time to time capitalize any undistributed surplus on hand of the Corporation and may from time to time issue as fully paid and non-assessable any unissued shares, or any bonds, debentures or debt obligations of the Corporation as a dividend representing such undistributed surplus on hand or any part thereof.

12.9Fractions. Notwithstanding any other provisions of the by-laws, should any dividend result in any shareholders being entitled to a fractional part of a share of the Corporation, the directors shall have the right to pay such shareholders in place of that fractional share, the cash equivalent thereof calculated on the price or consideration for which such shares were or were deemed to be issued, and shall have the further right and complete discretion to carry out such distribution and to adjust the rights of the shareholders with respect thereon on as practical and equitable a basis as possible including the right to arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of those fractional shares on behalf of those shareholders of the Corporation.

13.	VOTING SHARES AND SECURITIES IN OTHER COMPANIES

13.1Voting Other Securities. All of the shares or other securities carrying voting rights of any other body corporate held from time to time by the Corporation may be voted at any and all meetings of shareholders, bondholders, debenture holders or holders of other securities (as the case may be) of such other body corporate and in such manner and by such person or persons as the board of directors of the Corporation shall from time to time determine. The proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the board of directors.

14.	INFORMATION AVAILABLE TO SHAREHOLDERS

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14.1Information. Except as provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation’s business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public.

14.2Inspection. The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the board of directors or by a resolution of the shareholders.

15.	NOTICES

15.1Service. Any notice or other document required by the Act, the Regulations, the articles or the by-laws to be sent to any shareholder or director or to the auditor shall be delivered personally or sent by prepaid mail, fax, email, cable, telegram or telex to any such shareholder at his latest address as shown in the records of the Corporation or its transfer agent and to any such director at his latest address as shown in the records of the Corporation or in the last notice filed under section 106 or 113 of the Act. and to the auditor at his business address; provided always that notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto. If a notice or document is sent to a shareholder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

15.2Shares Registered in More than One Name. All notices or other documents with respect to any shares registered in more than one name shall be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery to all the holders of such shares.

15.3Persons Becoming Entitled by Operation of Law. Subject to the Act, every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any share or shares shall be bound by every notice or other document in respect of such share or shares which, previous to his name and address being entered in the records of the Corporation, shall be duly given to the person or person from who he derives his title to such share or shares.

15.4Deceased Shareholders. Subject to the Act, any notice or other document delivered or sent by post, fax, email, cable, telegram or telex or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased, and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with any other person or persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his heirs, executors or administrators and on all persons, if any, interested with him in such shares.

15.5Signature to Notices. The signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

15.6Computation of Time. Where a given number of days’ notice or notice extending over a period is required to be given under any provisions of the articles or by-laws of the Corporation the day of

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service or posting of the notice or document shall, unless it is otherwise provided, be counted in such number of days or other period.

15.7Proof of Service. With respect to every notice or other document sent by post it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed as provided in paragraph 15.1 of this by-law and put into a post office or into a letter box. A certificate of an officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the sending or delivery of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation as the case may be.

15.8Record Dates. The directors may fix in advance a date, which shall not be more than the maximum number of days permitted by the Act, preceding the date of any meeting of shareholders. including class and series meetings, or of the payment of any dividend or to participate in a liquidation distribution or of the proposed taking of any other proper action requiring the determination of shareholders, as the record date for the determination of the shareholders entitled to notice of, or to attend and vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or for any other proper purpose and, in such case, notwithstanding anything elsewhere contained in the by-laws, only shareholders of record on the date so fixed shall be deemed to be shareholders for the purposes aforesaid.

15.9Record Date. Where no record date is so fixed for the determination of shareholders as provided in the preceding by-law, the record date of the determination of shareholders entitled to receive notice of a meeting of shareholders shall be:

(a)	at the close of business on the day immediately preceding the day on which the notice is given; or
(b)	if no notice is given, the day on which the meeting is held; and

the record date for the determination of shareholders for any purpose other than to establish a shareholders’ right to receive notice of a meeting or to vote shall be at the close of business on the day on which the directors pass the resolution relating thereto.

16.	CHEQUES, DRAFTS AND NOTES

16.1Cheques. All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or person, whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate by resolution.

17.	CUSTODY OF SECURITIES

17.1Custody. All shares and securities owned by the Corporation may be lodged (in the name of the Corporation) with a chartered bank or trust company or in a safety deposit box or, if so authorized by resolution of the board of directors, with such other depositaries or in such other manner as may be determined from time to time by the board of directors.

17.2Nominees. All share certificates, bonds, debentures, notes or other obligations belonging to the Corporation may be issued or held in the name of a nominee or nominees of the Corporation (and if

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issued or held in the name of more than one nominee shall be held in the names of the nominees jointly with the right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer to be completed and registration to be effected.

18.	EXECUTION OF INSTRUMENTS

18.1Execution. Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by:

(a)	any two officers who have been appointed by the board of directors;
(b)	any two directors; or
(c)	any one officer who has been appointed by the board of directors and any one director,

and all contracts, documents and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board of directors shall have power from time to time by resolution to appoint any director or directors, officer or officers, or any person or persons, on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

18.2Seal. The corporate seal (if any) of the Corporation may be affixed to contracts. documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons. appointed as aforesaid by resolution of the board of directors, but any such contract, document or instrument is not invalid merely because the corporate seal is not affixed thereto.

18.3Definition. The term “contracts, documents or instruments in writing” as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures or other securities and all paper writings.

18.4Securities. In particular without limiting the generality of the foregoing:

(a)	the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President or a Vice-President together with the Secretary or the Treasurer, or
(b)	any two directors; or
(c)	any director or directors, officer or officers, or any person or person, on behalf of the Corporation appointed from time to time by resolution of the board of directors;

shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning. transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, rights, warrants or other securities.

18.5Signatures. The signature or signatures of the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President, the Chief Executive Officer, a Vice-President, the

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Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer or any director of the Corporation and/or of any other officer or officers, person or persons, appointed as aforesaid by resolution of the board of directors may, if specifically authorized by resolution of the directors. be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any of the foregoing officers or persons authorized as aforesaid shall be so reproduced pursuant to special authorization by resolution of the directors shall be deemed to have been manually signed by such officers or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

19.	FINANCIAL YEAR

19.1Year End. The financial year of the Corporation shall terminate on such date in each year as the directors may from time to time by resolutions determine.

20.	BORROWING

20.1Borrowing. Subject to the provisions of the Act, the directors may from time to time authorize the Corporation to:

(a)	borrow money on the credit of the Corporation;
(b)	issue, resell, sell or pledge debt obligations of the Corporation;
(c)	give a guarantee on behalf of the Corporation to secure performance of an obligation of-any person;
(d)	mortgage, charge, hypothecate, pledge or otherwise create a security interest on all or any property of the Corporation, owned or subsequently acquired to secure any obligation of the Corporation; and
(e)	give financial assistance to any person, directly or indirectly, by way of loan, guarantee, the provision of security or otherwise.

20.2The directors may make any bonds, debentures or other debt obligations issued by the Corporation by their terms assignable free from any equities between the Corporation and the person to whom they may be issued or any other person who lawfully acquires them by assignment, purchase or otherwise.

20.3The directors may authorize the issue of any bonds, debentures or other debt obligations of the Corporation at a discount, premium or otherwise and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares, attending and voting at general meetings of the Corporation and otherwise as the directors may determine at or before the time of issue.

20.4The Corporation shall keep or cause to be kept at its registered office in accordance with the Act a register of its debentures and a register of debentureholders, which registers may be combined.

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and, subject to the provisions of the Act, may keep or cause to be kept one or more branch registers of its debentureholders at such place or places as the directors may from time to time determine and the directors may by resolution, regulation or otherwise make such provisions as they think fit respecting the keeping of such branch registers.

20.5Every bond, debenture or other debt obligation of the Corporation shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a trustee, registrar. branch registrar, transfer agent or branch transfer agent for the bond, debenture or other debt obligations appointed by the Corporation or under any instrument under which the bond, debenture or other debt obligation is issued and any additional signatures may be printed or otherwise mechanically reproduced thereon and, in such event, a bond, debenture or other debt obligation so signed is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the issue thereof.

20.6The Corporation shall keep or cause to be kept a register of its indebtedness to ever director or officer of the Corporation or an associate of any of them in accordance with the provisions of the Act.

21.	DISCLOSURE OF INTEREST OF DIRECTORS

21.1Conflicts. A director who is in any way, directly or indirectly, interested in an existing or proposed contract or transaction with the Corporation or who holds any office or possesses any property whereby, directly or indirectly, a duty or interest might be created to conflict with his duty or interest as a director shall declare the nature and extent of his interest in such contract or transaction or of the conflict or potential conflict with his duty and interest as a director, as the case may be, in accordance with the provisions of the Act.

21.2A director shall not vote in respect of any such contract or transaction with the Corporation in which he is interested and if he shall do so his vote shall not be counted, but he shall be counted in the quorum present at the meeting at which such vote is taken. Subject to the provisions of the Act, the prohibitions contained in this by-law shall not apply to:

(a)

any contract or transaction relating to a loan to the Corporation, the repayment of all or part of which a director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing;

(b)	any contract or transaction made, or to be made, with or for the benefit of an affiliated corporation of which a director is a director or officer;
(c)

any contract by a director to subscribe for or underwrite shares or debentures to be issued by the Corporation or a subsidiary of the Corporation, or any contract, arrangement or transaction in which a director is, directly or indirectly interested if all the other directors are also, directly or indirectly interested in the contract, arrangement or transaction;

(d)	determining the remuneration of the directors in that capacity;
(e)	purchasing and maintaining insurance to cover directors against liability incurred by them as directors; or
(f)	the indemnification of any director by the Corporation.

These exceptions may from time to time be suspended or amended to any extent approved by the

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Corporation in general meeting and permitted by the Act, either generally or in respect of any particular contract or transaction or for any particular period.

21.3Intentionally Deleted.

21.4A director may hold any office or position with the Corporation, other than the office of auditor of the Corporation, in conjunction with his office of director for such period and on such terms, as to remuneration or otherwise, as the directors may determine and no director or intended director shall be disqualified by his office from contracting with the Corporation either with regard to his tenure of any such other office or position or as vendor, purchaser or otherwise, and, subject to compliance with the provisions of the Act, no contract or transaction entered into by or on behalf of the Corporation in which a director is in any way interested shall be liable to be voided by reason thereof.

21.5Subject to compliance with the provisions of the Act, a director or his firm may act in a professional capacity for the Corporation and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

21.6A director may be or become a director or other officer or employee of, or otherwise interested in, any corporation or firm in which the Corporation may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Act, such director shall not be accountable to the Corporation for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other corporation or firm.

_____________________________________________________________________

The foregoing by-law was approved by the directors of the Corporation as of the 22nd day of May, 2023 and was confirmed without variation by shareholders of the Corporation on the 29th day of June, 2023.

Signed “Gail Farfel”

Director – Gail Farfel

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Exhibit 3.3

BY-LAW NO. 2

A BY-LAW RELATING TO THE NOMINATION OF DIRECTORS
PROMIS NEUROSCIENCES INC.
(THE “CORPORATION”)

CONTENTS:

1.Interpretation

2. Nomination of Directors

3. Nominations of Directors by Nominating Shareholders

4. Eligibility Requirements for Nominated Candidates

5. Board Discretion

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The Corporation is committed to: (i) facilitating an orderly and efficient annual or, where the need arises, special meeting, process; (ii) ensuring that all shareholders receive adequate notice of director nominations and sufficient information with respect to all nominees; (iii) allowing the Corporation and shareholders to evaluate all nominees’ qualifications and suitability as a director of the Corporation; and (iv) allowing shareholders to cast an informed vote.

The purpose of this By-Law No. 2 is to provide shareholders, directors and management of the Corporation with guidance on the nomination of directors.  This By-Law No. 2 is the framework by which the Corporation seeks to fix a deadline by which holders of record of common shares of the Corporation must submit director nominations to the Corporation prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Corporation for the notice to be in proper written form.

It is the position of the Corporation that this By-Law No. 2 is beneficial to shareholders and other stakeholders.  This By-Law No. 2 will be subject to an annual review, and will reflect changes as required by securities regulatory agencies or stock exchanges, or so as to meet industry standards.

1.Interpretation

1.01Conflicts between By-Laws – This By-Law No. 2 amends the Corporation’s existing By-Laws to the extent necessary to give effect to this By-Law No. 2.  In the case of an inconsistency between By-Law No. 2 and the Corporation’s existing By-Laws, the provisions of By-Law No. 2 shall prevail over the inconsistent provisions in the Corporation’s existing By-Laws.

1.02Definitions – In By-Law No. 2, unless the context otherwise requires:

“Act” shall mean the Business Corporations Act (Ontario), and any statute that may be substituted therefore, as from time to time amended.

“Affiliate”, when used to indicate a relationship with a person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

“Applicable Securities Laws” shall mean the Securities Act (Ontario) and the equivalent legislation in the other provinces and in the territories of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each of the applicable provinces and territories of Canada.

“Associate”, when used to indicate a relationship with a specified person, shall mean:

(a)any corporation or trust of which such person owns beneficially, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of such corporation or trust for the time being outstanding,

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(b)any partner of that person,

(c)any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity,

(d)a spouse of such specified person,

(e)any person of either sex with whom such specified person is living in conjugal relationship outside marriage, or

(f)any relative of such specified person or of a person mentioned in clauses (iv) or (v) of this definition if that relative has the same residence as the specified person.

“Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to expose the Receiving Party to economic benefits and risks that correspond substantially to the ownership by the Receiving Party of a number of shares in the capital of the Corporation or securities convertible into such shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Securities”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares in the capital of the Corporation or securities convertible into such shares or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate governmental authority shall not be deemed to be Derivatives Contracts.

“Meeting of Shareholders” shall mean such annual shareholders meeting or special meeting at which one or more persons are nominated for election to the board by a Nominating Shareholder.

“Nominating Shareholder” shall mean any person:

(a)who, at the close of business on the date of the giving of the notice provided for below in this By-Law No. 2 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting, and

(b)who complies with the notice procedures set forth below in this By-Law No. 2.

“owned beneficially”, “owns beneficially”, and “beneficially owns” means, in connection with the ownership of shares in the capital of the Corporation by a person:

(a)any such shares as to which such person or any of such person’s Affiliates or Associates owns at law or in equity, or has the right to acquire or become the owner at law or in equity, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right

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attaching to any securities, or pursuant to any agreement, arrangement, pledge or understanding whether or not in writing,

(b)any such shares as to which such person or any of such person’s Affiliates or Associates has the right to vote, or the right to direct the voting, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, pursuant to any agreement, arrangement, pledge or understanding whether or not in writing,

(c)any such shares which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such person or any of such person’s Affiliates or Associates is a Receiving Party; provided, however that the number of shares that a person owns beneficially pursuant to this clause (iii) in connection with a particular Derivatives Contract shall not exceed the number of Notional Securities with respect to such Derivatives Contract; provided, further, that the number of securities owned beneficially by each Counterparty (including their respective Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause be deemed to include all securities that are owned beneficially, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party and this proviso shall be applied to successive Counterparties as appropriate, and

(d)any such shares which are owned beneficially within the meaning of this definition by any other person with whom such person is acting jointly or in concert with respect to the Corporation or any of its securities.

“public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation or its agents under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com.

2.Nomination of Directors

2.01 Eligibility - Subject only to the Act, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting):

(a)by or at the direction of the board or an authorized officer of the Corporation, including pursuant to a notice of meeting;

(b)by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act; or

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(c)by any Nominating Shareholder.

3.Nominations of Directors by Nominating Shareholders

3.01Formal Requirements – In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, such person must have given:

(a)timely notice thereof in proper written form to the chief executive officer of the Corporation at the principal executive offices of the Corporation in accordance with this By-Law No. 2; and

(b)the representation and agreement with respect to each candidate for nomination as required by, and within the time period specified in, section 4.01.

3.02 Timely Notice – To be timely under section 3.01(a), a Nominating Shareholder’s notice to the chief executive officer of the Corporation must be made:

(a)in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is less than 40 days after the date (the ‘‘Notice Date’’) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the tenth (10th) day following the Notice Date; and

(b)in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made. Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this section 3.02.

3.03Proper Written Form for Notice – To be in proper written form, a Nominating Shareholder’s notice to the chief executive officer of the Corporation, under section 2.01(a), must set forth

(a)as to each person whom the Nominating Shareholder proposes to nominate for election as a director:

(i)the name, age, business address and residence address of the person,

(ii)the principal occupation or employment of the person,

(iii)the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the person as of the record date for the Meeting of Shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice,

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(iv)a statement as to whether such person would be ‘‘independent’’ of the Corporation (within the meaning of sections 1.4 and 1.5 of National Instrument 52-110 - Audit Committees of the Canadian Securities Administrators, as such provisions may be amended from time to time) if elected as a director at such meeting and the reasons and basis for such determination, and

(v)any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws; and

(b)as to the Nominating Shareholder giving the notice:

(i)any information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws, and

(ii)the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the Nominating Shareholder as of the record date for the Meeting of Shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice.

4.Eligibility Requirements for Nominated Candidates

4.01Written Consent, Representation of Qualifications and Agreement to Comply – To be eligible to be a candidate for election as a director of the Corporation and to be duly nominated, a candidate must be nominated in the manner prescribed in this By-Law No. 2 and the candidate for nomination, whether nominated by the board or otherwise, must have previously delivered to the chief executive officer of the Corporation at the principal executive offices of the Corporation, not less than 5 days prior to the date of the Meeting of Shareholders, a written consent to act as a director of the Corporation, a representation in form acceptable to the Corporation that the candidate for nomination is not disqualified from acting as a director as provided in the Act, and agreement (in form provided by the Corporation) that such candidate for nomination, if elected as a director of the Corporation will comply with all applicable corporate governance, conflict of interest, confidentiality, share ownership, and insider trading policies and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the chief executive officer of the Company shall provide to such candidate for nomination all such policies and guidelines then in effect).

4.02Effect of Non-Compliance – No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this By-Law No. 2; provided, however, that nothing in this By-Law No. 2 shall be deemed to preclude discussion by a shareholder (as distinct from nominating directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chairman of the meeting shall have the power and duty to determine whether a

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nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

4.03Delivery of Notice - Notwithstanding any other provision of this By-Law No. 2, notice or any delivery given to the chief executive officer of the Corporation pursuant to this By-Law No. 2 may only be given by personal delivery, facsimile transmission or by email (provided that the chief executive officer of the Corporation has stipulated an email address for purposes of this notice, at such email address as stipulated from time to time), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the chief executive officer at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

4.04No Extension of Notice Period – In  no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described in section 3.03(a) or the delivery of a consent, representation and agreement as described in section 4.01.

5.Board Discretion

5.01Waiver – Notwithstanding the foregoing, the board may in its sole discretion, waive any requirement of this By-Law No. 2.

The foregoing by-law was approved by the directors of the Corporation as of the 22nd day of May, 2023 and was confirmed without variation by shareholders of the Corporation on the 29th day of June, 2023.

Signed “Gail Farfel”

Director – Gail Farfel

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